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                                                              EXHIBIT-99.B5(i)


                     NOTIFICATION OF ADDITIONAL PORTFOLIO


Zurich Kemper Investments, Inc., a Delaware corporation (the "Adviser"), pursuant to Paragraph 2 of the Sub-Advisory Agreement (Form 1
Series) ("Sub-Advisory Agreement") dated December 1, 1996 between the Adviser and Zurich Investment Management Limited, an English corporation
(the "Sub-Adviser") hereby notifies the Sub-Adviser that it desires to retain the Sub-Adviser to render investment advisory and management services under the Sub-Advisory Agreement for the Global Income Portfolio of Investors Fund Series (formerly named Kemper Investors Fund), the sub-advisory fee for such services to be computed at the annual rate set forth in Appendix A hereto in accordance with Paragraph 3 of the Sub-Advisory Agreement.

Dated:     May 1, 1997


                          ZURICH KEMPER INVESTMENTS, INC.

                          By:_______________________________
                          Title:____________________________

Attest:_______________________
Title:________________________

Sub-Adviser, pursuant to said Paragraph 2 of the Sub-Advisory Agreement, hereby notifies the Adviser that it is willing to render the aforesaid services for the Global Income Portfolio for the sub-advisory fee described above and acknowledges that such Portfolio shall hereby become a "Portfolio" under the Sub-Advisory Agreement.


                          ZURICH INVESTMENT MANAGEMENT LIMITED

                          By:_________________________________
                          Title:______________________________

Attest:_____________________
Title:______________________



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                                   APPENDIX A

                                SUB-ADVISORY FEE




          Portfolio                         Annual Rate
          ---------                         -----------
          Global Income                    .30 of 1%